SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 10, 2002


  (These materials are intended to be released to one or more shareholders, in conjunction with the previously supplied Definitive Proxy Statement currently on file, on or about April 05, 2002)
                ==============================================


MAKING YOUR VOTE COUNT IN THE NETRO ELECTION FOR DIRECTORS

FOR IMMEDIATE RELEASE

There are very few elections in which shareholders can make a difference. That's because the proxy cards almost always carry only one name for each director's position. If you check the box withholding your vote, the director still gets elected - it's not counted as a no vote.

Now shareholders at Netro Corporation (NASDAQ: NTRO) can make a difference.
C. Robert ("Bob") Coates and David Kennedy are challenging two incumbent directors for positions on the board of directors at the May 21 annual meeting. Bob Coates has purchased 2,405,400 shares with his own money. He began buying on March 5, 2001, when the stock was $6.35 per share and continued buying until March 8, 2002, when the stock price was $3.06 per share. Coates has paid an average price of $3.20 per share. He has invested his own money and time in this campaign. He can only benefit if all shareholders benefit, i.e., if the stock price goes up.

This is in direct contrast to the current directors and management who have repriced their options to the lowest prices possible, given themselves large option grants which are not linked to the performance of the company, and sold huge numbers of shares at close to the stock's all-time highs.

Like all truly independent candidates, Bob Coates and David Kennedy are underdogs. The incumbent directors can spend as much of the shareholders' money as they like in the contest. They can take advantage of an archaic proxy system that heavily favors incumbent directors, no matter how dismal the performance of the company's stock or how great the company's losses.

We've been told by shareholders that Netro's proxy solicitation company, Morrow, may try to get shareholders to use their proxies to withhold their votes for directors or to vote only for certain provisions on the Netro proxy. However, only the last proxy signed and mailed counts. If that proxy is a Netro proxy, then Robert Coates and David Kennedy don't get your vote - period.

We've also been told that Netro and Morrow will attempt to mislead shareholders about Coates and Kennedy's credentials and to cast them as angry and disruptive people. Nothing could be further from the truth. Netro may even have their public relations people, who are paid with shareholder's money, write messages on the various message boards and make phone calls with these themes. Netro will also mail letters and proxies until the very end, something that Bob Coates and David Kennedy cannot afford to do.

Netro has sent their CFO, Sanjay Kare, to talk with institutional investors. If you're a small investor, you won't receive the benefit of the information he shares with these people. We have heard that he is blaming the company's misfortunes solely on the depressed telecom market and trying to explain away Bungee in any way he can. Who knows what else he is saying.

Why should you vote for Bob Coates and David Kennedy? Because they are accomplished executives with outstanding credentials. Because they will devote their time to Netro and show up for the board meetings. Because they will demonstrate complete loyalty and care in their dealings with shareholders and Netro Corporation. Because they will tell the truth and ask tough questions of management. Because they will respond to your phone calls and e-mails.

Bob Coates and David Kennedy will also work to end the dilution of your ownership by pressing for the buyback of shares, both through the open market and a self-tender. Netro's shares currently sell at a huge discount to the value of its cash and marketable securities. Where else can you buy money for 50 cents on the dollar? They will hold management accountable for well-defined results that are clearly communicated to all shareholders. They will work hard to improve corporate governance by making it possible once again to hold special meetings without triggering a poison pill. They will ask to totally eliminate the poison pill, staggered boards of directors, and the repricing of options. They will move for the addition of a nominations committee. They will ask that no director be permitted to sit on both the audit committee and the compensation committee.

Bob Coates and David Kennedy will request the removal of Arthur Andersen as the company's auditor within a well-defined transition period. They will undertake an immediate review of the books and records relating to all of the company's dealings with Bungee Communications and with Shlomo Yariv, the founder and owner of Bungee and now the COO of Netro. They will ask the company to explain to shareholders how general and administrative costs ballooned by 73% in 2001, while revenues fell by 65%.

Bob Coates and David Kennedy can and will make a difference for Netro, just as you can make a difference by casting your last proxy for them.

***************************************************

Bob Coates and David Kennedy provided the following clarification of voting procedures for the May 21 election:

How the proxy card system works:

- By filling out a proxy card the shareholder is able to vote on issues without attending the shareholder meeting.

- You have the choice to vote "for" or "withhold authority" on the election of directors

        - While voting "for" a director means what you would expect, voting to "withhold authority" does not equal a vote "against" the director mentioned or "for" an opposing director - it is an abstention.

- Often, shareholders will receive multiple proxy cards. In this case the shareholder will receive proxy cards from both Bob Coates and Netro Corporation.

- Shareholders should only return ONE proxy card. If more than one proxy card is returned, only the last proxy card received is valid. For example, if a Netro card is received by the vote counters on May 8th and a Coates/Kennedy proxy card is received on the 9th, only the Coates/Kennedy proxy card will be counted.

How to Vote for Coates and Kennedy:

- Return the Coates/Kennedy proxy card.

- DO NOT RETURN ANY OF NETRO'S PROXY CARDS

Note:

- If you have already returned a Netro proxy card, please mail the Coates/Kennedy proxy card in order to invalidate the Netro card.

- If you have returned BOTH cards already and think that the Netro card was the last one you mailed, please wait for our next mailing of proxy cards (you should get another card from Coates/Kennedy within 7 days) and send our proxy card in and ignore all further proxy cards from Netro.

We hope this clears up any confusion and invite shareholders who still have questions or concerns to call Will Ruiz at 800.295.0841, ext. 220.